As filed with the Securities and Exchange Commission on January 29, 2010
                                            Registration No. 333-
   ========================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           Registration Statement
                                    Under
                         The Securities Act of 1933

                         MADISON SQUARE GARDEN, INC.
           (Exact name of registrant as specified in its charter)

                Delaware                               27-0624498
    (State or other jurisdiction of                 (I.R.S. employer
     incorporation or organization)               identification no.)

                                Two Penn Plaza
                           New York, New York 10121
         (Address of principal executive offices, including zip code)

             Madison Square Garden, Inc. 2010 Employee Stock Plan
    Madison Square Garden, Inc. 2010 Stock Plan for Non-Employee Directors
                           (Full title of each plan)

                              Lawrence J. Burian
            Executive Vice President, General Counsel and Secretary
                                Two Penn Plaza
                           New York, New York 10121
                    (Name and address of agent for service)

                                (212) 465-6000
         (Telephone number, including area code, of agent for service)

                                With a copy to:

                              Lauralyn G. Bengel
                               Schiff Hardin LLP
                            233 South Wacker Drive
                                  66th Floor
                            Chicago, Illinois 60606
                                (312) 258-5670
                           ________________________

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.





   Large accelerated filer  [ ]         Accelerated filer             [ ]

   Non-accelerated filer    [X]         Smaller reporting company     [ ]
   (Do not check if a smaller
   reporting company)



                                                  CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED             PROPOSED
                                                     AMOUNT              MAXIMUM              MAXIMUM
                TITLE OF SECURITIES                  TO BE           OFFERING PRICE          AGGREGATE            AMOUNT OF
                 TO BE REGISTERED                  REGISTERED           PER SHARE         OFFERING PRICE      REGISTRATION FEE
               --------------------                ----------           ---------            ---------         ---------------
     Madison Square Garden, Inc. Class A
     Common Stock, par value $.01 per share       7,300,000(2)        $20.825(1)           $152,022,500(1)      $10,839.21(1)


     (1)  Estimated on the basis of $20.825 per share, the average of the high and low sales prices of Madison Square Garden,
          Inc. Class A Common Stock in the "when issued" trading market as reported on the NASDAQ Stock Market on January 27,
          2010 pursuant to Rule 457(c) and (h) of the Securities Act of 1933.  Of the Common Stock to be registered, an aggregate of 7,000,000 shares are issuable under the 2010 Employee Stock Plan and 300,000 are issuable under the 2010 Stock Plan for Non-Employee Directors.

     (2)  Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant's outstanding shares of Common Stock.


                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

	The following documents filed by the Registrant are incorporated herein by reference:

        (a) The Registrant's Registration Statement on Form 10-12B (File No. 001-34434) filed on August 5, 2009, as amended, including the description of the Registrant's Common Stock contained therein, and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein to be a part hereof from the date of filing of such documents.

   ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

        The Registrant's certificate of incorporation will provide that each person who was or is made or is threatened to be made a party to any action or proceeding by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Registrant or is or was serving at the Registrant's request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's certificate of incorporation will also specifically authorize the Registrant to maintain insurance and to grant similar indemnification rights to its employees or agents.

        A Distribution Agreement between the Registrant and Cablevision Systems Corporation provides for indemnification by the Registrant of Cablevision Systems Corporation and its directors, officers and employees and by Cablevision Systems Corporation of the Registrant and its directors, officers and employees for some liabilities, including liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934. The amount of these indemnity obligations is unlimited.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

   ITEM 9.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to
   Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 28th day of January, 2010.

                                 MADISON SQUARE GARDEN, INC.


                                 By: /s/ Robert M. Pollichino
                                     ----------------------------
                                     Robert M. Pollichino
                                     Executive Vice President and
                                       Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Lawrence J. Burian to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Lawrence J. Burian as Attorney-in-Fact to execute his or her name and on his or her behalf to file any such Amendments to this Registration Statement.

           Signature               Title                        Date
           ---------               -----                        ----


    /s/ Hank J. Ratner
    ------------------------   President and Chief          January 28, 2010
    Hank J. Ratner             Executive Officer
                               (Principal Executive
                               Officer)

    /s/ Robert M. Pollichino
    ------------------------   Executive Vice President     January 28, 2010
    Robert M. Pollichino       and Chief Financial Officer
                               (Principal Financial
                               Officer and Principal
                               Accounting Officer)

    /s/ James L. Dolan
    ------------------------   Executive Chairman and       January 28, 2010
    James L. Dolan             Director


    /s/ Charles F. Dolan
    ------------------------   Director                     January 28, 2010
    Charles F. Dolan

                              INDEX TO EXHIBITS

     Exhibit
     Number   Exhibit
     ------   -------

       4.1 Registrant's Form of Amended and Restated Certificate of Incorporation (incorporated herein by reference to
              Exhibit 3.2 to Registrant's Registration Statement on Form 10-12B/A (file No. 001-34434) filed on January 14,
              2010)

       4.2 Registrant's Form of Amended By-Laws (incorporated herein by reference to Exhibit 3.4 to Registrant's Registration Statement on Form 10-12B/A (file No. 001-34434) filed on January 11, 2010)

       4.3 Madison Square Garden, Inc. 2010 Employee Stock Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form 10-12B/A (File No. 001-34434) filed on January 11, 2010)

       4.4 Madison Square Garden, Inc. 2010 Stock Plan for Non-Employee Directors (incorporated herein by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form 10-12B/A (File No. 001-34434) filed on January 11, 2010)

        5     Opinion of Lawrence J. Burian

      23.1    Consent of KPMG LLP

      23.2 Consent of Lawrence J. Burian (contained in the Opinion filed as Exhibit 5)

       24     Power of Attorney (set forth on the signature page)